PricewaterhouseCoopers LLP 10 Tenth Street, Northwest Suite 1400 Atlanta, GA 30309-3851 Telephone (678) 419 1000 Facsimile (678) 419 1249

October 10, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Miller Industries, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated October 3, 2003.  We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP